Exhibit 32.1

Certification Pursuant to

18 U.S.C. §1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Caleres, Inc. (the “Registrant”) on Form 10-Q for the quarter ended August 1, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, John W. Schmidt, President, Chief Executive Officer and Director of the Registrant, and Daniel L. Karpel, Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of the Registrant, certify, to the best of our knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ John W. Schmidt
John W. Schmidt
President, Chief Executive Officer and Director
Caleres, Inc.
September 10, 2026

/s/ Daniel L. Karpel
Daniel L. Karpel
Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Caleres, Inc.
September 10, 2026